Exhibit 1

July 1, 2021
TO THE SHAREHOLDERS OF EURODRY LTD.
Enclosed is a Notice of the Annual Meeting of Shareholders of EuroDry Ltd. (the "Company") which will be held at the offices of Seward & Kissel LLP, 901 K Street NW, Suite 800, Washington, DC 20001, on July 23, 2021 at 11:00 AM.
At this Annual Meeting of Shareholders (the "Meeting"), shareholders of the Company will consider and vote upon proposals:
1.
To elect one Class A Director to serve for a term of three years until the Company's 2024 Annual Meeting of Shareholders and one Class B Director to serve for a term of one year until the Company's 2022 Annual Meeting of Shareholders ("Proposal One");

2.	To approve the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2021 ("Proposal Two"); and
3.	To transact other such business as may properly come before the meeting or any adjournment thereof.
Adoption of Proposal One requires the affirmative vote of a plurality of the votes cast by shareholders entitled to vote and voting at the Meeting. Adoption of Proposal Two requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote and voting at the Meeting.
You are cordially invited to attend the Meeting in person.  If you attend the Meeting, you may revoke your proxy and vote your shares in person.
IT IS IMPORTANT TO VOTE.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.  THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED.  ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.

Very truly yours, Aristides J. Pittas Chief Executive Officer

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4 Messogiou & Evropis Street, 151 24 Maroussi, Greece
Tel: +30-211-1804006, Fax: +30-211-1804097
e-mail:  aha@eurodry.gr
website:  http://www.eurodry.gr

EURODRY LTD.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 23, 2021
NOTICE IS HEREBY given that the Annual Meeting of Shareholders of EuroDry Ltd. (the "Company") will be held on July 23, 2021, at 11:00 AM, at the offices of Seward & Kissel LLP, 901 K Street NW, Suite 800, Washington, DC 20001, for the following purposes, of which items 1 and 2 are more completely set forth in the accompanying Proxy Statement:
1.
To elect one Class A Director to serve for a term of three years until the Company's 2024 Annual Meeting of Shareholders and one Class B Director to serve for a term of one year until the Company's 2022 Annual Meeting of Shareholders ("Proposal One");

2.	To approve the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2021 ("Proposal Two"); and
3.	To transact other such business as may properly come before the meeting or any adjournment thereof.
The Company's Board of Directors has fixed the close of business on June 21, 2021 as the record date for the determination of the shareholders entitled to receive notice and to vote at the Annual Meeting of Shareholders or any adjournment thereof.
IT IS IMPORTANT TO VOTE.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.  THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED.  ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.
If you attend the annual meeting, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS Stephania Karmiri Secretary
July 1, 2021
Maroussi, Greece

EURODRY LTD.
4 MESSOGIOU & EVROPIS STREET
151 24 MAROUSSI, GREECE
______________________
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 23, 2021
________________________
INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL
The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of EuroDry Ltd., a Marshall Islands corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the offices of Seward & Kissel LLP, 901 K Street NW, Suite 800, Washington, DC 20001, on July 23, 2021, at 11:00 AM, or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying form of proxy are expected to be mailed to shareholders of the Company entitled to vote at the Meeting on or about July 1, 2021.
VOTING RIGHTS AND OUTSTANDING SHARES
On June 21, 2021 (the "Record Date"), the Company had outstanding 2,553,026 shares of common stock, par value $0.01 per share (the "Common Shares"), and 13,606 Series B Convertible Perpetual Preferred Shares, par value $0.01 per share (the "Series B Preferred Shares").  Each holder of Common Shares of record at the close of business on the Record Date is entitled to one vote for each Common Share then held.  In addition, the holders of Series B Preferred Shares will vote as one class with the Company's Common Shares.  Each Series B Preferred Share entitles its holder to cast 15.80 votes, which is equal to 50% of the number of Common Shares into which such Series B Preferred Share would be convertible on the Record Date.  One or more shareholders representing at least a majority of the total votes eligible to be cast at the Meeting that are present in person or by proxy at the Meeting shall be a quorum for the purposes of the Meeting.  The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof.  Any proxies returned without instructions will be voted FOR the proposals set forth in the Notice of Annual Meeting of Shareholders.
The Common Shares are listed on the Nasdaq Capital Market under the symbol "EDRY."
REVOCABILITY OF PROXIES
A shareholder giving a proxy may revoke it at any time before it is exercised unless such proxy is irrevocable.  A proxy may be revoked by filing with the Secretary of the Company at the Company's executive office, EuroDry Ltd., 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece, a written notice of revocation by a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

PROPOSAL ONE
ELECTION OF DIRECTORS
In accordance with the Company's Bylaws, the Board is divided into three classes, the members of which are each elected to serve for a three-year term and until such director's successor is elected and has qualified. In addition, if the Board appoints one or more additional members (either because of a vacancy on the Board or the creation of an additional Board position), any member so appointed serves until the next annual meeting of shareholders after such appointment, at which point the member stands for re-election in a class determined by the Board. The Company currently has a total of seven directors, six of which are divided into three classes and one of which was appointed as a Director by the Board since the Company's 2020 Annual Meeting of Shareholders. The term of our current Class A Director expires in 2021, the term of our two current Class B Directors expires in 2022, and the term of our three current Class C Directors expires in 2023.  The Board has nominated Mr. Panagiotis Kyriakopoulos a Class A Director, for re-election as a Class A Director whose term would expire at the Company's 2024 Annual Meeting of Shareholders. The Board has also nominated Mr. Christian Donohue, who previously served as a Series B Director and was subsequently appointed as a Director by the Board in 2021, for election as a Class B Director whose term would expire at the Company's 2022 Annual Meeting of Shareholders.
Unless the proxy is marked to indicate that such authorization is expressly withheld, the persons named in the enclosed proxy intend to vote the shares authorized thereby "FOR" the election of the following two nominees.  It is expected that each of these nominees will be able to serve, but if before the election it develops that any of the nominees is unavailable, the persons named in the accompanying proxy will vote for the election of such substitute nominee or nominees as the current Board may recommend.
Nominees for Election to the Company's Board of Directors
Information concerning the nominees for Director of the Company is set forth below:
Name	Age	Position
Panagiotis Kyriakopoulos	60	Class A Director
Christian Donohue	53	Class B Director

Panagiotis Kyriakopoulos has been a member of the Board of Directors of EuroDry since May 5, 2018. He has also been a member of the Board of Directors of Euroseas since its inception on May 5, 2005. Since July 2002, he has been the Chief Executive Officer of STAR INVESTMENTS S.A., one of the leading Mass Media Companies in Greece, running television and radio stations. From July 1997 to July 2002 he was the C.E.O. of the Hellenic Post Group, the Universal Postal Service Provider, having the largest retail network in Greece for postal and financial services products. From March 1996 until July 1997, Mr. Kyriakopoulos was the General Manager of ATEMKE SA, one of the leading construction companies in Greece listed on the Athens Stock Exchange. From December 1986 to March 1996, he was the Managing Director of Globe Group of Companies, a group active in the areas of shipowning and management, textiles and food and distribution. The company was listed on the Athens Stock Exchange. From June 1983 to December 1986, Mr. Kyriakopoulos was an assistant to the Managing Director of Armada Marine S.A., a company active in international trading and shipping, owning and managing a fleet of twelve vessels. Presently he is Chairman of the Hellenic Private Television Owners Association, BoD member of the Hellenic Federation of Enterprises (SEV) and BoD member of Digea S.A.  He has also been an investor in the shipping industry for more than 20 years. Mr. Kyriakopoulos has a B.Sc. degree in Marine Engineering from the University of Newcastle upon Tyne, a MSc. degree in Naval Architecture and Marine Engineering with specialization in Management from the Massachusetts Institute of Technology and a Master degree in Business Administration (MBA) from Imperial College, London.
Christian Donohue has been a member of the Board of Directors of EuroDry since May 30, 2018. He has also been a member of the Board of Directors of Euroseas since December 7, 2017. Mr. Donohue was initially appointed to the Board of Directors pursuant to the provisions of the Statement of Designation of our Series B Preferred Shares and subsequently was appointed as a Director by the Board. Mr. Donohue is a Managing Director at BlackRock and he held the same position at Tennenbaum Capital Partners, before Tennenbaum Capital Partners was acquired by BlackRock in 2018.
Required Vote.  Approval of Proposal One will require the affirmative vote of the plurality of the votes cast by shareholders entitled to vote and voting at the Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED DIRECTORS.  UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF THE PROPOSED DIRECTORS UNLESS A CONTRARY VOTE IS SPECIFIED.

PROPOSAL TWO
APPROVAL OF APPOINTMENT OF
INDEPENDENT AUDITORS
The Board is submitting for approval at the Meeting the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2021.
Deloitte Certified Public Accountants, S.A. has advised the Company that the firm does not have any direct or indirect financial interest in the Company, nor has such firm had any such interest in connection with the Company during the past three fiscal years other than in its capacity as the Company's independent auditors.
All services rendered by the independent auditors are subject to review by the Audit Committee.
Required Vote.  Approval of Proposal Two will require the affirmative vote of the majority of the votes cast by shareholders entitled to vote and voting at the Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF DELOITTE CERTIFIED PUBLIC ACCOUNTANTS, S.A. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.  UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A CONTRARY VOTE IS SPECIFIED.
SOLICITATION
The cost of preparing and soliciting proxies will be borne by the Company.  Solicitation will be made primarily by mail, but shareholders may be solicited by telephone, e-mail, or personal contact.
EFFECT OF ABSTENTIONS
Abstentions will not be counted in determining whether Proposals One or Two have been approved.  They will, however, be counted in determining whether a quorum exists for the Meeting.
OTHER MATTERS
No other matters are expected to be presented for action at the Meeting.  Should any additional matter come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons named in the proxy.

By Order of the Directors Stephania Karmiri Secretary
July 1, 2021
Maroussi, Greece